                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                           Atmos Energy Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                [LOGO OF ATMOS]

                               December 28, 2000

Dear Atmos Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Lafayette Hilton & Towers, 1521 Pinhook Road, Lafayette, Louisiana, 70503, on Wednesday, February 14, 2001, at 11:00 a.m. Central Standard Time.

  The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. In addition, we will review with you the affairs and progress of the Company during the past year and report the results of operations for the first quarter.

  Your participation at this meeting is very important, regardless of the number of shares you hold or whether you will be able to attend the meeting in person. Please date, sign, and return the proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

  On behalf of your Board of Directors, thank you for your continued support and interest in Atmos Energy Corporation.

                                          Sincerely,

                                          /s/ Robert W. Best
                                          Robert W. Best
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                           ATMOS ENERGY CORPORATION
                                P.O. Box 650205
                           Dallas, Texas 75265-0205

                           NOTICE OF ANNUAL MEETING

To the Shareholders:

  The Annual Meeting of the Shareholders of Atmos Energy Corporation (the "Company") will be held at the Lafayette Hilton & Towers, 1521 Pinhook Road, Lafayette, Louisiana, 70503, on Wednesday, February 14, 2001, at 11:00 a.m. Central Standard Time for the following purposes:

    1. To elect four Class III directors for three-year terms expiring in 2004.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record of the Company's common stock at the close of business on December 18, 2000 will be entitled to notice of, and to vote at, such meeting. The stock transfer books will not be closed.

                                           By Order of the Board of Directors,

                                                    SHIRLEY A. HINES
                                                   Corporate Secretary

December 28, 2000


                           YOUR VOTE IS IMPORTANT

 TO VOTE YOUR SHARES, PLEASE INDICATE YOUR CHOICES, SIGN AND DATE THE PROXY CARD, AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY VOTE IN PERSON AT THE MEETING EVEN THOUGH YOU SEND IN YOUR PROXY.

                           ATMOS ENERGY CORPORATION
                                P.O. Box 650205
                           Dallas, Texas 75265-0205

                                PROXY STATEMENT

Solicitation and Revocability of Proxies

  The proxy enclosed with this statement is solicited by the management of Atmos Energy Corporation (the "Company") at the direction of the Company's Board of Directors. These materials were first mailed to the Company's shareholders on December 28, 2000.

  Any shareholder giving a proxy has the power to revoke the proxy at any time prior to its exercise. The Company expects to solicit proxies primarily by mail, but directors, officers, employees, and agents of the Company may also solicit proxies in person or by telephone or other electronic means. The cost of preparing, assembling and mailing the proxies and accompanying materials for this Annual Meeting of Shareholders, including the cost of reimbursing brokers and nominees for forwarding proxies and proxy statements to their principals, will be paid by the Company. In addition, Morrow & Co., Inc. ("Morrow") will assist the Company in the solicitation of proxies. The Company will pay approximately $6,000 in fees, plus expenses and disbursements, to Morrow for its proxy solicitation services.

Common Stock Information; Record Date

  As of December 18, 2000, there were 32,097,110 shares of the Company's common stock, no par value ("Common Stock"), issued and outstanding, all of which are entitled to vote. These shares constitute the only class of stock of the Company issued and outstanding. As stated in the accompanying Notice of Annual Meeting, only shareholders of record at the close of business on December 18, 2000 will be entitled to vote at the meeting. Each share is entitled to one vote.

Security Ownership of Certain Beneficial Owners and Management

  Security Ownership of Certain Beneficial Owners. The following table lists the beneficial ownership, as of December 1, 2000, of the Company's Common Stock with respect to each person known by the Company to be the beneficial owner of more than five percent of such Common Stock.

                                                  Amount of      Percentage of
                Name and Address                 Common Stock     Outstanding
               of Beneficial Owner            Beneficially Owned Common Stock
               -------------------            ------------------ -------------
     Atmos Energy Corporation Employee Stock
      Ownership Plan and Trust (the
      "ESOP")(a)                                  2,073,398          6.5%
     SASCO Capital Inc.
      10 Sasco Hill Road
      Fairfield, CT 06430(b)                      1,622,100          5.1%

--------
(a) The ESOP permits Company employees who participate in the ESOP to exercise voting power with respect to shares of the Company's Common Stock held in their ESOP accounts. With respect to shares of Common Stock owned by the ESOP for which participating employees do not exercise such voting rights, the ESOP Trust Committee, which is a committee appointed by the Board of Directors currently consisting of certain officers of the Company, is entitled to vote such shares in its discretion.

(b) SASCO Capital has informed the Company that it is the beneficial owner of 1,622,100 shares, which are held for the accounts of discretionary clients. Of such shares, SASCO Capital has sole voting power with respect to 776,300 shares, and sole dispositive power with respect to 1,622,100 shares.

  Security Ownership of Management. The following table lists the beneficial ownership, as of December 1, 2000, of the Company's Common Stock with respect to all directors and nominees for director of the Company, the current and former executive officers of the Company named in the Summary Compensation Table on page 11 of this Proxy Statement, and all directors and executive officers of the Company as a group.

                                                                   Percentage
                                                Amount of Common       of
                                                     Stock        Outstanding
                     Name                      Beneficially Owned Common Stock
                     ----                      ------------------ ------------
Travis W. Bain II.............................        5,707          (a)(b)
Robert W. Best ...............................      145,265(c)        (a)
Dan Busbee....................................        9,498          (a)(b)
Richard W. Cardin.............................        5,450          (a)(b)
Larry J. Dagley...............................       85,437(c)        (a)
R. Earl Fischer...............................       18,823(c)        (a)
Thomas J. Garland.............................        7,456          (a)(b)
J. Charles Goodman............................        9,080           (a)
Gene C. Koonce................................       25,174          (a)(b)
Vincent J. Lewis..............................        9,340          (a)(b)
Thomas C. Meredith............................        3,525          (a)(b)
Wynn D. McGregor..............................       12,472(c)        (a)
Phillip E. Nichol.............................       13,940          (a)(b)
Carl S. Quinn.................................       42,233          (a)(b)
John P. Reddy.................................       10,100(c)        (a)
Charles K. Vaughan............................       53,199          (a)(b)
Richard Ware II...............................       18,517          (a)(b)
All directors and executive officers as a
 group (17 individuals).......................      475,216           1.5%

--------
(a) The percentage of shares beneficially owned by such individual does not exceed one percent of the class so owned.

(b) Includes share units credited to the following directors under the Company's Equity Incentive and Deferred Compensation Plan for Non-Employee Directors in the following respective amounts: Mr. Bain, 4,460 units, Mr. Busbee, 4,750 units, Mr. Cardin, 2,950 units, Mr. Garland, 4,070 units, Mr. Koonce, 5,060 units, Mr. Lewis, 2,340 units, Dr. Meredith, 1,680 units, Mr. Nichol, 3,940 units, Mr. Quinn, 3,670 units, Mr. Vaughan, 3,490 units, and Mr. Ware, 1,410 units.

(c) Includes shares issuable upon the exercise of options held by the following current and former officers within 60 days of December 1, 2000 under the Company's 1998 Long-Term Incentive Plan in the following respective amounts: Mr. Best, 16,667 shares, Mr. Dagley, 30,000 shares, Mr. Fischer, 4,000 shares, Mr. McGregor, 4,000 shares, and Mr. Reddy, 6,667 shares.

                           1. ELECTION OF DIRECTORS

  Pursuant to the Company's Bylaws, the Board of Directors is divided into three classes, each of which class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Directors for Class III are to be elected at this Annual Meeting for three-year terms expiring in 2004. Robert W. Best, Thomas J. Garland, Phillip E. Nichol, and Charles K. Vaughan have been nominated to serve as Class III directors.

  Messrs. Best, Garland, Nichol and Vaughan were last elected to three-year terms by the shareholders at the 1998 Annual Meeting. The Board is nominating Messrs. Best, Garland, Nichol and Vaughan to continue serving as Class III directors, whose three-year terms will expire in 2004.

  The other directors listed on the following pages will continue to serve in their positions for the remainder of their current terms. The names, ages, and biographical summaries of (i) the persons who have been nominated to serve as directors of the Company and (ii) the directors who are continuing in office until the expiration of their terms and the class in which such nominee or other director has been designated, are set forth in the following table. Each of the nominees has consented to be a nominee and to serve as a director if elected, and all votes authorized by the enclosed proxy will be cast FOR all of the nominees. In order to be elected as a director, the Company's Bylaws require a nominee to receive the vote of a majority of all outstanding shares of the Company's Common Stock entitled to vote and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING
NOMINEES:

                                              Year in Which
Name; Principal Occupation or Employment      First Became a Class Designation
     During Past Five Years; Other               Director       And Year of
             Directorships                Age of the Company Expiration of Term
----------------------------------------  --- -------------- ------------------
Robert W. Best..........................   54      1997          Class III
 Chairman of the Board, President and                               2001
 Chief Executive Officer of the Company
 since March 1997. Formerly Senior Vice
 President--Regulated Businesses of
 Consolidated Natural Gas Company from
 January 1996 to March 1997.

*******************************************************************************

                                                Year in Which
 Name; Principal Occupation or Employment       First Became a Class Designation
       During Past Five Years; Other               Director       And Year of
               Directorships                Age of the Company Expiration of Term
 ----------------------------------------   --- -------------- ------------------
 Thomas J. Garland........................   66      1997          Class III
  Chairman of the Tusculum Institute for                              2001
  Public Leadership and Policy since 1998.
  Executive in Residence and Distinguished
  Service Professor of the Civic Arts at
  Tusculum College in Greeneville,
  Tennessee and consultant since 1990.
  Formerly Interim President of Tusculum
  College from July 1999 through June
  2000. Director of Peoples Community Bank
  in Johnson City, Tennessee.

********************************************************************************

 Phillip E. Nichol........................   65      1985          Class III
  Senior Vice President and Branch Manager                            2001
  of PaineWebber Incorporated in Dallas,
  Texas since March 1999. Formerly Senior
  Vice President and Divisional Hiring
  Officer for the Central Division of
  PaineWebber Incorporated in Dallas,
  Texas from March 1998 to February 1999;
  Senior Vice President and Branch Manager
  of PaineWebber Incorporated in Fort
  Worth, Texas from May 1996 to February
  1998. Formerly Senior Vice President and
  Branch Manager of PaineWebber
  Incorporated in Cleveland, Ohio from
  February 1995 to May 1996.

********************************************************************************

 Charles K. Vaughan.......................   63      1983          Class III
  Retired. Formerly Chairman of the Board                             2001
  of the Company from June 1994 until
  March 1997.

********************************************************************************

  The following persons are directors of the Company who will be continuing in office until the expiration of their terms as set forth below.

                                                Year in Which
 Name; Principal Occupation or Employment       First Became a Class Designation
       During Past Five Years; Other               Director       And Year of
               Directorships                Age of the Company Expiration of Term
 ----------------------------------------   --- -------------- ------------------
 Travis W. Bain II........................   66      1988           Class I
  Chairman of Texas Custom Pools, Inc. in                             2002
  Plano, Texas since March 1999. President
  of Bain Enterprises, Inc. in Plano,
  Texas since November 1991. Director of
  Delta Industries, Inc. in Jackson,
  Mississippi.

*******************************************************************************

 Dan Busbee...............................   67      1988           Class I
  Attorney. Formerly of Counsel with                                  2002
  Gibson Dunn & Crutcher in Dallas, Texas
  from August 1998 through August 1999.
  Formerly Attorney and Shareholder with
  Locke Purnell Rain Harrell (A
  Professional Corporation) in Dallas,
  Texas from 1970 until August 1998.

*******************************************************************************

 Richard W. Cardin........................   65      1997           Class II
  Consultant and retired partner of Arthur                            2003
  Andersen LLP since 1995. Director of
  U.S. Lime and Minerals, Inc.

*******************************************************************************

 Gene C. Koonce...........................   68      1997           Class I
  Formerly Chairman of the Board,                                     2002
  President and Chief Executive Officer of
  United Cities Gas Company from May 1996
  until the merger of United Cities with
  the Company in July 1997; President and
  Chief Executive Officer of United Cities
  from October 1978 until May 1996.
  Director of First American Corporation
  in Nashville, Tennessee until November
  1999.

*******************************************************************************

                                                Year in Which
 Name; Principal Occupation or Employment       First Became a Class Designation
       During Past Five Years; Other               Director       And Year of
               Directorships                Age of the Company Expiration of Term
 ----------------------------------------   --- -------------- ------------------
 Vincent J. Lewis.........................   56      1997           Class I
  Senior Vice President at Legg Mason Wood                            2002
  Walker, Inc. in Rutherford, New Jersey
  since 1987.

*******************************************************************************

 Thomas C. Meredith.......................   59      1995           Class II
  Chancellor of the University of Alabama                             2003
  System in Tuscaloosa, Alabama since June
  1997. Formerly President of Western
  Kentucky University in Bowling Green,
  Kentucky from 1988 to May 1997. Director
  of Alabama Power Company.

*******************************************************************************

 Carl S. Quinn............................   69      1994           Class II
  General Partner of Quinn Oil Company,                               2003
  Ltd. in East Hampton, New York since May
  1992.

*******************************************************************************

 Richard Ware II..........................   54      1994           Class II
  President of Amarillo National Bank in                              2003
  Amarillo, Texas since 1981. Member of
  the Board of Trustees of Southern
  Methodist University in Dallas, Texas.

*******************************************************************************

Certain Business Relationships

  Mr. Ware is the president and a shareholder of Amarillo National Bank, Amarillo, Texas, which bank provides a $15 million short-term line of credit to the Company, serves as a depository bank for the Company, and is trustee for the Company's Restricted Stock Grant Plan.

The Board of Directors: Committees, Meetings, and Directors' Fees

  Standing Committees. The Company has certain standing committees, each of which is described below.

  The Executive Committee consists of Messrs. Best, Koonce, Quinn and Vaughan. Mr. Vaughan serves as chairman of the committee. In accordance with the Bylaws of the Company, the Executive Committee has, and may exercise, all of the powers of the Board during the intervals between the Board's meetings, subject to certain limitations and restrictions as set forth in the Bylaws or as may be established by resolution of the Board of Directors from time to time. The Executive Committee held three meetings during the last fiscal year.

  The Audit Committee consists of Messrs. Bain, Busbee, Cardin, Lewis and Meredith. Mr. Busbee serves as chairman of the committee. The Audit Committee reviews the scope and procedures of internal auditing work, the results of independent audits, and the accounting policies of management, and it recommends to the Board the appointment of the Company's outside auditors. The Audit Committee held four meetings during the last fiscal year. The Company's securities are listed on the New York Stock Exchange and are governed by its listing standards. The Audit Committee has adopted a charter, which is attached to this Proxy Statement as Appendix A. All members of the Audit Committee meet the independence standards of Section 303.01(B)(2)(a) and (3) of the Rules of the New York Stock Exchange.

  The Human Resources Committee consists of Messrs. Bain, Busbee, Garland, Koonce, Nichol and Quinn. Mr. Quinn serves as chairman and Mr. Koonce serves as vice-chairman of the committee. This committee reviews and makes recommendations to the Board of Directors regarding compensation for officers of the Company. In addition to compensation matters, the committee determines, develops, and makes recommendations to the Board regarding benefit packages, special bonus or stock plans, severance agreements, and succession planning with respect to the Company's officers. This committee also administers the Company's 1998 Long-Term Incentive Plan and Annual Incentive Plan for Management. During the last fiscal year, the Human Resources Committee held three meetings.

  The Nominating Committee consists of Messrs. Cardin, Lewis, Meredith, Nichol and Ware. Mr. Nichol serves as chairman of the committee. This committee selects candidates for consideration by the full Board to fill any vacancies on the Board, which may occur from time to time. The Nominating Committee held one meeting during the last fiscal year. The Nominating Committee also considers sound and meritorious nomination suggestions for directors from shareholders. All letters of recommendation for nomination should be sent to the Corporate Secretary of the Company at the Company's headquarters and should include, in addition to the nominee's name and address, a listing of the nominee's background and qualifications. A signed statement from the nominee should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director.

  The Work Session/Annual Meeting Committee consists of Messrs. Bain, Garland, Koonce, Nichol and Ware. Mr. Bain serves as chairman of the committee. This committee selects the site and plans the meeting and agenda for the special meeting of the Board held each year for the purpose of focusing on long-range planning and corporate strategy issues and selects the site for the Annual Shareholders Meeting. During the last fiscal year, the Work Session/Annual Meeting Committee held two meetings.

  Attendance at Board Meetings. During the last fiscal year, the Board of Directors of the Company held 11 meetings. During fiscal year 2000, each director attended at least seventy-five percent of the aggregate of (a) all meetings of the Board and (b) all meetings of the committees of the Board on which such director served.

  Directors' Fees. As compensation for serving as a director, each of the non-employee directors receives an annual retainer of $20,000 and a fee of $1,000 per day for attendance at each Board and committee meeting (excluding telephone conference meetings). The fee paid for participation in a telephonic conference meeting of the Board or a committee is one-half of the regular meeting fee. Committee chairmen are also paid a fee for extra work done in connection with their committee duties.

  In August 1998, the Board adopted the Company's Equity Incentive and Deferred Compensation Plan for Non-Employee Directors, representing an amendment to the Company's Deferred Compensation Plan for Outside Directors that was originally adopted in May 1990. This amended plan became effective when shareholders of the Company approved such amendment at their 1999 Annual Meeting in February 1999. Under the terms of the Company's Equity Incentive and Deferred Compensation Plan for Non-Employee Directors, each non-employee director is allowed to defer receipt of his annual retainer and meeting fees and to invest his deferred compensation into either a cash account or a stock account. In addition, each non-employee director receives an annual grant of share units for each year he serves as a director. The specific unit amounts credited to each director are shown in the Security Ownership Table on page 3 of this Proxy Statement.

  In November 1994, the Board adopted the Outside Directors Stock-for-Fee Plan, which plan was approved by the shareholders of the Company in February 1995. The plan permits non-employee directors to receive all or part of their annual retainer and meeting fees in Common Stock of the Company rather than in cash. An election by a director to receive his or her fees in stock does not alter the amount of fees payable but results in the deferral of payment of the stock portion of the fees until after the end of each quarter in which the fees were earned. The number of shares of Common Stock issued at such time will be equal to (a) the dollar amount of the fees to be paid in stock divided by (b) the fair market value of the Company's Common Stock on the last day of the applicable quarter. The fair market value is the closing price of a share of Common Stock of the Company as reported by the New York Stock Exchange. Only whole numbers of shares are issued; fractional shares are paid in cash.

  Other Compensation for Non-Employee Directors. The Company provides business travel accident insurance for non-employee directors and their spouses. The policy provides $100,000 coverage to directors and $50,000 coverage to their spouses per accident while traveling on Company business.

  Other Arrangements with Mr. Vaughan. Effective October 1, 1994, Mr. Vaughan retired as an officer and employee of the Company and entered into a consulting agreement with the Company. Under the agreement, Mr. Vaughan performs such consulting services as the Board may request from time to time. The term of the agreement was extended by amendment approved in 2000 for an additional three-year period, ending September 30, 2004, at which time the agreement will terminate. The agreement provides for future payments to Mr. Vaughan, in consideration for his consulting services, of $130,000 during fiscal year 2001 and 2002, $100,000 during fiscal year 2003 and $75,000 during fiscal year 2004. During fiscal year 2000, Mr. Vaughan received $130,000 in payment for his services under the Consulting Agreement. The payments are made in semi-annual installments payable on October 1 and April 1 of each fiscal year.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in their ownership in the Company's Common Stock. Directors, executive officers, and greater-than-ten-percent beneficial shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that, during the last fiscal year, all of the Company's directors, executive officers, and greater-than-ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements.

Executive Compensation

  Summary Compensation Table. The following table sets forth the compensation paid by the Company for each of the Company's last three completed fiscal years to Mr. Best, Mr. Dagley, who resigned from the Company effective May 3, 2000, Mr. Goodman, who resigned from the Company effective June 30, 2000, and the Company's remaining most highly compensated executive officers other than Mr. Best.

                          SUMMARY COMPENSATION TABLE

                                   Annual Compensation          Long Term Compensation
                              ----------------------------- -------------------------------
                                               Other Annual   Restricted      Securities     All Other
   Name and Principal         Salary  Bonus(a) Compensation Stock Awards(b)   Underlying    Compensation
        Position         Year   ($)     ($)        ($)            ($)       Options/SARs(#)     ($)
   ------------------    ---- ------- -------- ------------ --------------- --------------- ------------
Robert W. Best.......... 2000 555,000       0      (c)                 0        50,000           8,584(d)
 Chairman of the Board,  1999 540,192       0      (c)         1,525,000        50,000           8,584
 President and Chief     1998 480,786 450,000      (c)         1,262,500             0           8,584
  Executive Officer

R. Earl Fischer(e)...... 2000 176,174       0      (c)                 0        32,000           8,206(d)
 Senior Vice President,  1999 162,091 100,000      (c)           213,750        12,000           7,466
 Utility Operations      1998 135,563  89,600      (c)            45,450             0           6,257

John P. Reddy(f)........ 2000 213,390       0      (c)                 0        40,000           9,515(d)
 Senior Vice President   1999 190,000       0      (c)                 0        20,000           1,186
  and
 Chief Financial Officer 1998  20,462  63,600      (c)            89,625             0              99

Wynn D. McGregor........ 2000 150,820       0      (c)                 0        12,000           6,579(d)
 Vice President, Human   1999 134,762       0      (c)                 0        12,000           6,018
 Resources               1998 116,892  41,800      (c)            32,825             0           5,434

Larry J. Dagley(g)...... 2000 324,946       0      (c)                 0             0       1,107,451(h)
 Former Executive Vice   1999 352,477       0   113,728(i)             0        30,000          11,445
 President and Chief     1998 310,385 263,300      (c)           631,250             0           5,528
  Financial Officer

J. Charles Goodman(j)... 2000 175,512       0   38,162(k)              0             0         704,461(l)
 Former Executive Vice   1999 214,631       0      (c)                 0        20,000           7,674
 President, Utility      1998 184,537 108,800      (c)           126,250             0           8,028
  Operations

--------
(a) Some bonuses were actually paid after the end of the fiscal year in which they are reported. Because their payment relates to services rendered in the fiscal year prior to payment, the Company has consistently reported bonus payments in such prior fiscal year.

(b) Dollar amounts shown equal number of shares of restricted stock granted multiplied by stock price on grant date. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the shares. The number and value of the aggregate restricted stock holdings at the end of the last fiscal year for each of the current and former executive officers listed above were as follows:
     Robert W. Best, 100,000 shares with a value of $2,063,000; R. Earl Fischer, 5,900 shares with a value of $121,717; John P. Reddy, 3,000 shares with a value of $61,890; Wynn D. McGregor, 650 shares with a value of $13,410; Larry J. Dagley, -0- shares; and J. Charles Goodman, -0-shares. Dividends are paid on the restricted stock reported in the Table at the same rate they are paid on all of the Company's Common Stock.

(c) The total dollar value of perquisites and other personal benefits for the named executive officer was less than the reporting thresholds established by the Securities and Exchange Commission.

(d) This amount reflects the amount of Company matching contributions made during the last fiscal year to the named executive officer's account pursuant to the Company's ESOP and the amount of insurance premiums paid by the Company during the last fiscal year with respect to term life insurance for the benefit of the named executive officer. The amounts paid during the 2000 fiscal year for each named current executive officer were as follows: Robert W. Best, $6,400 in Company matching contributions made pursuant to the ESOP and $2,184 in term life insurance premiums; R. Earl Fischer, $7,101 in Company matching contributions made pursuant to the ESOP and $1,105 in term life insurance premiums; John P. Reddy, $8,154 in Company matching contributions made pursuant to the ESOP and $1,361 in term life insurance premiums and Wynn D. McGregor, $5,635 in Company matching contributions made pursuant to the ESOP and $944 in term life insurance premiums.

(e) Mr. Fischer became Senior Vice President, Utility Operations of the Company on May 1, 2000.

(f) After joining the Company on August 12, 1998, Mr. Reddy became Senior Vice President, Chief Financial Officer and Treasurer of the Company on April 26, 2000. Effective October 1, 2000, Mr. Reddy became Senior Vice President and Chief Financial Officer of the Company.

(g) Mr. Dagley became Executive Vice President and Chief Financial Officer of the Company on May 1, 1997 and resigned from that position with the Company effective May 3, 2000.

(h) The total of All Other Compensation paid to Mr. Dagley during the 2000 fiscal year consists of the following: (i) a payment of $1,100,000 pursuant to an agreement dated April 25, 2000 in settlement of all benefit rights and other claims arising out of Mr. Dagley's employment with the Company and resignation therefrom (ii) $5,579 in Company matching contributions made pursuant to the ESOP, and (iii) $1,872 in term life insurance premiums. Under the terms of the agreement, Mr. Dagley is also entitled to receive a payment of $2,000,000 should the Company experience a change of control as defined in the agreement prior to October 25, 2001. The Company also granted to Mr. Dagley immediate vesting of all options to purchase 30,000 shares of Common Stock previously granted to him at an exercise price of $24.41 per share at any time prior to October 25, 2002, removed all remaining restrictions on a total of 62,500 restricted shares of Common Stock, and provided continuation of medical and dental benefits for 18 months

(i) Other Annual Compensation paid to Mr. Dagley during the 1999 fiscal year included the purchase by the Company of a club membership in the amount of $99,072 (including an amount for federal income tax gross-up).

(j) Mr. Goodman resigned as Executive Vice President, Utility Operations of the Company effective June 30, 2000.

(k) Other Annual Compensation paid to Mr. Goodman during the 2000 fiscal year included payments under the Company's mini-med plan of $17,408 and payments for financial planning services of $12,000.

(l) The total of All Other Compensation paid to Mr. Goodman during the 2000 fiscal year consists of the following: (i) a payment of $698,800 pursuant to an agreement dated April 13, 2000 in complete settlement of all benefit rights and other claims arising out of Mr. Goodman's employment with the Company and resignation therefrom, (ii) $4,623 in Company matching contributions made pursuant to the ESOP, and (iii) $1,038 in term life insurance premiums. Under the terms of the settlement agreement, the Company also removed all remaining restrictions on a total of 2,500 restricted shares of Common Stock.

  Stock Options. The following table provides information concerning options to purchase Common Stock of the Company under the Company's 1998 Long-Term Incentive Plan granted to the named current executive officers in the last fiscal year. The options have a term of ten years and may be exercised as follows: one-third after one year from the date of grant, another one-third after two years from the date of grant and the remaining one-third after three years from the date of grant.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                           Individual Grants
                         ---------------------
                                    Percent of                           Potential
                         Number of    Total                         Realizable Value at
                         Securities  Options/                        Assumed Rates of
                         Underlying    SARs                             Stock Price
                          Options/  Granted to Exercise              Appreciation for
                            SARs    Employees   or Base               Option Term(c)
                          Granted   in Fiscal    Price   Expiration -------------------
          Name             (#)(a)      Year    ($/Sh)(b)    Date       5%       10%
          ----           ---------- ---------- --------- ---------- -------- ----------
Robert W. Best..........   50,000      12.8%    $15.65    03-07-10  $492,110 $1,247,103
R. Earl Fischer.........   12,000       3.1%    $15.65    03-07-10  $118,106 $  299,305
                           20,000       5.1%    $16.31    05-01-10  $205,145 $  519,879
John P. Reddy...........   20,000       5.1%    $15.65    03-07-10  $196,844 $  498,841
                           20,000       5.1%    $14.68    04-06-10  $184,643 $  467,923
Wynn D. McGregor........   12,000       3.1%    $15.65    03-07-10  $118,106 $  299,305

--------
(a) No SARs were granted in the 2000 fiscal year to any of the named executive officers. No options were granted to Messrs. Dagley or Goodman during the fiscal year.

(b) Exercise price is the fair market value per share of the shares as of the date of grant, as determined in accordance with the Company's 1998 Long-Term Incentive Plan.

(c) Potential realizable value is the amount that would be realized upon exercise by the named executive officer of the options immediately prior to the expiration of their respective terms, assuming the specified compound annual rates of appreciation on Common Stock over the respective terms of the options. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises depend on the future performance of the Company's common stock and overall market conditions. There can be no assurances that the potential values reflected in this table will be achieved.

             AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                Number of Securities
                           Shares              Underlying Unexercised     Value of Unexercised
                          Acquired    Value    Options/SARs at Fiscal   In-The-Money Options/SARs
                         on Exercise Realized      Year-End (#)(a)      at Fiscal Year-End ($)(b)
          Name               (#)       ($)    Exercisable/Unexercisable Exercisable/Unexercisable
          ----           ----------- -------- ------------------------- -------------------------
Robert W. Best..........     -0-       -0-          16,667/83,333               0/249,000
R. Earl Fischer.........     -0-       -0-           4,000/40,000               0/146,160
John P. Reddy...........     -0-       -0-           6,667/53,333               0/218,600
Wynn D. McGregor........     -0-       -0-           4,000/20,000               0/59,760
Larry J. Dagley.........     -0-       -0-            30,000/0                     0/0

--------
(a) No SARs were granted in Fiscal Year 2000 to any of the named executive officers. The options previously granted to Mr. Goodman were forfeited upon his resignation from the Company, in accordance with the provisions of the 1998 Long-Term Incentive Plan.

(b) Based on per share price for Common Stock of $20.63 per share. The price reflects the closing trading price on the New York Stock Exchange on September 29, 2000.

  Retirement Plans. Until January 1, 1999, the executive officers listed in the Summary Compensation Table were covered by the Employees' Retirement Plan of Atmos Energy Corporation (the "Retirement Plan"), a defined benefit pension plan pursuant to which all participants automatically accrued pension credits after completing one year of service with the Company. Each of the executive officers listed in the Summary Compensation Table (other than Messrs. Dagley and Goodman) also participates in the Company's Supplemental Executive Benefits Plan or Performance-Based Supplemental Executive Benefits Plan (collectively, the "Supplemental Plan"), which provides retirement benefits (as well as supplemental disability and death benefits) to all officers and business unit presidents of the Company. A participant who has been an officer or business unit president for at least two years, has five years of vesting service under the Retirement Plan or a similar plan, and attained age 55 is entitled to a supplemental pension in an amount that, when added to his or her pension payable under the Retirement Plan or a similar plan, equals 50% to 100% of his compensation, subject to reductions for less than ten years of vesting service and for retirement prior to age 62.

  Since January 1, 1999, the executive officers listed in the Summary Compensation Table have been covered by the Company's new Pension Account Plan, which covers all employees of the Company. Such executive officers had an opening account balance established for them as of January 1, 1999 equal to the then present value of their respective accrued benefits under the Retirement Plan as of December 31, 1998. The present value factor is based on average life expectancy, normal retirement age and a discount rate of seven percent. The Pension Account Plan will credit an allocation to each participant's account at the end of each year according to a formula based on his age, service and total pay (excluding incentive pay).

  The Pension Account Plan provides for an additional annual allocation based upon a participant's age as of January 1, 1999 for those participants who were participants in the Retirement Plan. The Pension Account Plan will credit this additional allocation each year through December 31, 2008. In addition, at the end of each year, a participant's account will be credited with interest on the participant's prior year account balance. A special grandfather benefit also applies through December 31, 2008, for participants who were at least age 50 as of January 1, 1999, and who were participants in the Retirement Plan on December 31, 1998. Participants are fully vested in their account balances after five years of eligibility service and may choose to receive their account balances as a lump sum or an annuity.

  The following table illustrates the estimated combined annual benefits payable under the Pension Account Plan and the Supplemental Plan upon retirement at age 62 or later to persons in specified compensation categories and years-of-service classifications as determined in such person's last year of employment.

                             PENSION PLAN TABLE(a)

                                                    Years of Service
                                         ---------------------------------------
Remuneration                               15      20      25      30      35
------------                             ------- ------- ------- ------- -------
$  125,000..............................  93,750  93,750  93,750  93,750  93,750
   150,000.............................. 112,500 112,500 112,500 112,500 112,500
   175,000.............................. 131,250 131,250 131,250 131,250 131,250
   200,000.............................. 150,000 150,000 150,000 150,000 150,000
   225,000.............................. 168,750 168,750 168,750 168,750 168,750
   250,000.............................. 187,500 187,500 187,500 187,500 187,500
   300,000.............................. 225,000 225,000 225,000 225,000 225,000
   350,000.............................. 262,500 262,500 262,500 262,500 262,500
   400,000.............................. 300,000 300,000 300,000 300,000 300,000
   450,000.............................. 337,500 337,500 337,500 337,500 337,500
   500,000.............................. 375,000 375,000 375,000 375,000 375,000
   600,000.............................. 450,000 450,000 450,000 450,000 450,000
   700,000.............................. 525,000 525,000 525,000 525,000 525,000
   800,000.............................. 600,000 600,000 600,000 600,000 600,000
   900,000.............................. 675,000 675,000 675,000 675,000 675,000
 1,000,000.............................. 750,000 750,000 750,000 750,000 750,000

--------
(a) The benefit amounts listed in the Pension Plan Table are not subject to any deduction for Social Security or offset amounts and are computed based upon payment as a joint and 50% survivor annuity.

  The Pension Account Plan covers only the regular salary of each of its participants, excluding bonuses (subject to the maximum covered compensation limit of $170,000 as of January 1, 2000 established by the Internal Revenue Code for qualified plans). The Supplemental Plan covers compensation in an amount equal to the sum of (a) the greater of the participant's annual base salary at the date of termination of employment or the average of the participant's annual base salary for the highest of three calendar years (whether or not consecutive) of employment with the Company; and (b) the greater of the amount of the participant's last award under any of the Company's annual performance bonus or incentive plans or the average of the participant's highest three performance awards under such plan (whether or not consecutive). The amount of current compensation covered by the Supplemental Plan as of the end of the last fiscal year for each of the executive officers listed in the Summary Compensation Table (other than Messrs. Dagley and Goodman) is as follows: Robert W. Best, $1,005,000; R. Earl Fischer, $248,552; John P. Reddy, $251,990; and Wynn D. McGregor, $201,800. Each of such executive officers has the following approximate number of years of credited service under the retirement plans: Mr. Best, three years; Mr. Fischer, 38 years; Mr. Reddy, two years; and Mr. McGregor, 12 years.

  Each of the executive officers listed in the Summary Compensation Table (other than Messrs. Dagley and Goodman) has also entered into a Participation Agreement with the Company as required by the Supplemental Plan. The Supplemental Plan provides that the accrued benefits, as calculated pursuant to the plan, of each participant will vest in the event of (a) a termination of the participant's employment involuntarily by the Company for any reason other than "cause" or "disability" (i) following a "change of control" of the Company (as such term is defined in the plan), (ii) in anticipation of a "change in control" (whether or not a "change in control" ever occurs), or
(iii) at the request of a party to a pending transaction that will constitute a "change in control", if and when the transaction is consummated, (b) a termination of the plan, (c) an amendment to the plan resulting in a decrease in the benefits otherwise payable to the participant; (d) a termination of the participant's employment for any reason other than "cause", or (e) a termination of the participant's participation in the plan for any reason other than "cause" prior to the participant's termination of employment. The approval of the United Cities merger by the shareholders on November 12, 1996 constituted a "change in control" as defined in the Supplemental Plan, and as a result, Messrs. Fischer and McGregor, who were participants in the Supplemental Plan as of November 12, 1996, are entitled to receive unreduced supplemental pension benefits commencing at age 55. The Participation Agreements set forth the specific rights of the participants to their accrued benefits upon the occurrence of the events described above and constitute enforceable contracts separate from the provisions of the Supplemental Plan.

  Employment Severance Compensation Agreements and Change-in-Control Arrangements. The Company has entered into severance agreements with each of the executive officers named in the Summary Compensation Table (other than Messrs. Dagley and Goodman) to provide certain severance benefits for them in the event of the termination of their employment within three years following a "change in control" (as defined in the agreements) of the Company. Under each of the severance agreements and plans described below, a "change in control" of the Company is deemed to occur if, among other things, the shareholders of the Company approve a merger or other similar transaction, whereby the shareholders prior to the transaction will not own at least 60% of the voting power of the Company after the transaction.

  The severance agreement for each such executive officer provides that if employment is terminated by the Company other than for "cause" (as defined in the agreement), retirement, death, or disability, or by the employee for other than "constructive termination" (as defined in the agreement), the Company will pay such executive officer a lump sum severance payment equal to 2.5 times such executive officer's total compensation, comprised of the annual base salary and "Average Bonus", as such term is defined in the agreement. If the total of such lump sum severance payment plus all other payments, distributions or benefits of any type made to or on behalf of the executive officer results in the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code, the lump sum severance payment will be increased in an amount required for the executive officer to pay any such excise taxes or any resulting income or other taxes due the Internal Revenue Service. In addition, such executive officer will be entitled to all rights and benefits, if any, provided under any other plan or agreement between him and the Company.

  Each of the executive officers listed in the Summary Compensation Table (other than Messrs. Dagley and Goodman) also participates in the Company's Restricted Stock Grant Plan and has received, from time to time, awards of stock that are restricted with respect to their transferability. The restrictions lapse pursuant to a schedule established by the Board of Directors at the date of the grant. Notwithstanding any established schedule for the removal of restrictions, however, the restrictions are immediately removed in the event of the participant's death, disability, or retirement at normal retirement age (age 62) or in the event of a "change of control" (as defined in the plan) of the Company.

  Human Resources Committee Interlocks and Insider Participation. The members of the Human Resources Committee during the last fiscal year were Messrs. Bain, Busbee, Garland, Koonce, Nichol and Quinn. There are no interlocking relationships between any executive officer of the Company and any other company.

  Human Resources Committee Report on Executive Compensation.

  THE ROLE OF THE COMMITTEE. The Human Resources Committee of the Board of Directors is charged with the responsibility of providing oversight and direction with respect to the compensation programs and employee benefit plans of the Company. All members of the Committee are non-employee directors who serve on the Board of Directors. Specific duties and responsibilities of the Committee include:

  . The establishment and oversight of the Company's executive compensation policy and strategy.

  . Development of recommendations to the Board of Directors regarding the pay of Company officers and of the CEO's compensation.

  . Development of recommendations to the Board of Directors regarding performance targets and criteria underlying the Company's various incentive compensation plans and approval of such targets and criteria with respect to the Company's incentive compensation plans subject to
    Section 162(m) of the Internal Revenue Code.

  . Interaction with outside advisors and consultants regarding the Company's current compensation and benefit plans as well as periodic assessments of the competitive marketplace, emerging trends and legislative developments, and best practices employed by other corporations.

  . Review and determination, for recommendation to the Board of Directors, of the Company's program for providing compensation to non-employee directors.

  . Assurance that the Company's compensation program for the CEO and other officers is aligned with the Company's overall business strategy and focuses upon the creation of value for the Company's shareholders.

  This report has been prepared by the Committee immediately following the meeting of the Committee on October 24, 2000, at which time the Committee determined not to pay bonus awards for the most recent performance year, established new incentive targets and performance measures for the 2001 performance year, reviewed salary recommendations for all officers and business unit presidents, and conducted other matters consistent with the Committee's charter.

  COMPENSATION STRATEGY. The Company's approach to compensation for all employees is based upon the tenets of "total rewards." Total rewards is a comprehensive approach to compensation and benefits which emphasizes the importance of the entire rewards package of the Company: base salary, incentive compensation, employee benefits, training and development opportunities, and the corporate environment.

  Consistent with the total rewards approach for all employees, the Company's compensation program for executives is founded upon the same underlying tenets of total reward opportunities. The Company's executive compensation strategy is founded upon the following guiding principles:

  . The Company's executive compensation strategy should be aligned with the Company's overall business strategy of focusing upon growth opportunities in both regulated and nonregulated business sectors, seeking ongoing improvements in operating efficiencies and service levels, and preparing for a more competitive environment in a consolidating industry.

  . Overall pay targets should reflect the Company's intent to pay executive base salaries at the 50th percentile of the competitive market practice with targeted total cash and targeted total direct compensation to be paid at the 75th percentile of competitive market practice if performance targets are reached.

  . Key executives who are charged with the responsibility for establishing and executing the Company's business strategy should have incentive compensation opportunities that are aligned with the creation of shareholder value.

  . Stock ownership is an important component for ensuring that executives' interests are aligned with shareholders.

  . To facilitate stock ownership for executives, the Company should provide stock options and other stock-based incentive vehicles that focus on shareholder value creation.

  . Incentive compensation opportunities should have significant upside potential with commensurate downside risk.

  . The Company's compensation strategy should place a greater emphasis upon stock options and related long-term incentive opportunities, with limited emphasis upon special benefits and perquisites.

  . The incentive compensation plans of the Company, to the extent that it is practical and consistent with the overall corporate business strategy, should comply with Section 162(m) of the Internal Revenue Code so that the Company can take the full tax deduction for executive compensation.

  STRATEGY FOR NON-EMPLOYEE DIRECTOR COMPENSATION. The Committee has worked closely with the management consulting firm of Towers Perrin to ensure that the compensation program for non-employee directors serving on the Board of Directors is competitive and reflective of current best practices in the marketplace. In 1999, the Company's shareholders approved the adoption of the Equity Incentive and Deferred Compensation Plan for Non-Employee Directors. Subsequent to that approval, all current non-employee directors have voluntarily elected to participate in this new plan and to cease their participation in the Company's Retirement Plan for Non-Employee Directors.

  ASSESSMENT OF COMPETITIVE PRACTICES. The Committee regularly evaluates competitive compensation data provided by management consultants to ensure that the Company's pay policy and practices are aligned with the competitive marketplace. Over the course of the past 12 months, the Committee reviewed on three occasions competitive compensation levels from numerous survey sources and analyses provided by Towers Perrin. These sources of competitive compensation data included:

  . A review of the total direct compensation of the five highest paid executives for a select peer group of 17 gas utility companies which have annual revenues and market capitalizations comparable to the Company.

  . Published survey data of the utility industry provided by the Executive
    Compensation Service.

  . Published and private survey data of both the utility industry and general industry provided by Towers Perrin.

  These survey sources provide a comprehensive review of national compensation practices as well as selected companies that compete in specific geographic markets in which the Company participates. The organizations participating in these surveys are different from some of the companies that appear in the performance graph displayed below. Specific job comparisons and access to market data for companies included in the performance graph are not readily available to the Committee.

  For the most recently completed fiscal year, the Company's executive compensation program was comprised of base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options. The following paragraphs discuss each of these program components.

  BASE SALARY. All positions in the Company, including executive positions, have been assigned to formal salary grades and ranges. Positions are compared on the basis of job content to similar positions in companies of comparable revenue size and market capitalization to the Company. Salary ranges for all positions are reviewed on an annual basis, and proposed salary ranges are presented to the Committee for its review and consideration each year in October. The midpoint of each salary range is designed to approximate the 50th percentile of base salaries of comparable companies in the marketplace, as defined above.

  The base salary for an individual executive may be more than or less than the salary range midpoint based upon the individual's performance and his or her level of experience in the position. In determining appropriate salary levels, the Committee also considers current economic conditions and national and industry trends in executive compensation.

  Each year, the Chief Executive Officer and senior officers of the Company provide the Committee with an oral presentation discussing the performance and contributions of each executive. The Company uses a performance evaluation process that considers individual goals and areas of accountability. The individual executive's salary increase is based upon his or her performance rating and the overall salary increase budget and guidelines established by the Company for the year.

  ANNUAL INCENTIVE COMPENSATION. The Company's corporate officers, business unit presidents, and direct reports to the officers and business unit presidents, participate in the Annual Incentive Plan for Management (the "Incentive Plan"). The Incentive Plan, which has been designed to comply with
Section 162(m) of the Internal Revenue Code, considers both financial and operational quantitative measurements of performance at both the corporate and business unit levels. Each participant in the plan has a stated target annual incentive award opportunity stated as a percentage of base salary, with such target opportunities ranging from 10 percent to 60 percent of the participant's respective base salary. Awards pursuant to the Incentive Plan are typically paid in cash. However, subject to the terms of the Plan and the approval of the Committee, the participant may make a voluntary election to convert his award to Company bonus stock, restricted shares or stock options. Such voluntary elections must be made by a participant prior to the beginning of the Performance Period as defined in the Plan.

  For fiscal year 2000, the Company failed to reach the minimum financial performance threshold for purposes of funding the Incentive Plan. As such, no incentive awards or bonuses were earned or paid to any Company employees for 2000 performance, including the proxy-named executives. The Company's failure to reach the threshold level of financial performance also resulted in the Company's failure to fund a special incentive plan developed for all employees (eligible participants are those who do not participate in the Incentive
Plan).

  LONG-TERM INCENTIVE COMPENSATION. The Company currently grants long-term awards in the form of both time-lapse restricted stock and nonqualified stock options. The Committee believes that restricted shares allow key executives to share fully in the interests of all shareholders by having the executive receive voting rights and dividends applicable to the restricted shares that have been granted. In addition, the Company grants stock options to key executives. All stock options are granted at fair market value on the date of grant and have a term of ten years. Executives will only realize value from their stock options should the share price appreciate above the grant price on the date such option shares were granted. The Committee believes that stock options further parallel the interests of executives with the interests of other shareholders by focusing upon shareholder value.

  During the 2000 fiscal year, the Company granted only nonqualified stock options to a select number of key executives and officers. The Company has adopted share ownership guidelines for key officers; the guidelines are voluntary and should be achieved by each officer over the course of five years. The Committee strongly advocates executive share ownership as a means by which to better align executive interests with those of all shareholders. The Chief Executive Officer has a guideline to reach a share ownership position of five times his base salary over the course of the five years. Other officer positions have share ownership guidelines ranging from 1.0 to
2.5 times the officer's base salary.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. The Committee has awarded Mr. Robert W. Best, Chairman of the Board, President and Chief Executive Officer of the Company, a base salary of $580,000 for 2001. Mr. Best's base salary was $555,000 in 1999 and 2000. The increase in base salary awarded to Mr. Best by the Committee is in recognition of both the Company and individual performance achieved in 2000, especially his achievements in leading the Company in the acquisition of the Missouri assets of Associated Natural Gas from a subsidiary of Southwestern Energy Company, as well as the announcements of the acquisitions of the assets of the Louisiana Gas Services division of Citizens Communications Company, and the remaining 55 percent interest in Woodward Marketing, LLC that the Company does not already own. In addition, Mr. Best guided the Company during the implementation of its numerous technology initiatives that will position the Company for further growth as well as the approvals of new rate structures in several states that should help mitigate the impact of warm weather on the Company's businesses. Mr. Best will not earn an annual incentive award under the Incentive Plan for the 2000 fiscal year because the Company's performance did not meet the minimum financial performance threshold during fiscal year 2000, thereby negating any payouts for participants pursuant to the Incentive Plan. Mr. Best received a grant of 50,000 nonqualified stock options during fiscal year 2000, which is consistent with the grants awarded to other Company key executives and with the Company's past practices. The nonqualified stock option grant awarded to Mr. Best in fiscal year 2000 was in recognition of Mr. Best's contributions to the overall performance and success of the Company during the year.

  COMPLIANCE WITH SECTION 162(m). The Board of Directors has elected to fully comply with Section 162(m) of the Internal Revenue Code. The Company's decision to comply means that the Company can maintain the tax deductibility for performance-based compensation paid to the proxy-named executives. In order to comply with Section 162(m), all actions taken by the Committee with respect to the compensation of the proxy-named executives will be taken by those members who constitute a "non-employee director" as defined in Section 162(m).

                                          HUMAN RESOURCES COMMITTEE

                                          Carl S. Quinn, Chairman
                                          Gene C. Koonce, Vice Chairman
                                          Travis W. Bain II
                                          Dan Busbee
                                          Thomas J. Garland
                                          Phillip E. Nichol

  Performance Graph. The following graph compares the yearly percentage change in the Company's total return to shareholders for the last five fiscal years with the total return of the Standard and Poor's 500 Stock Index and the cumulative total return of other natural gas distribution companies comprising the Comparison Company Index.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                          AMONG ATMOS, S&P 500 INDEX
                         AND COMPARISON COMPANY INDEX

                                    [GRAPH]

                               1995 1996 1997 1998 1999 2000

    Atmos Energy Corporation   $100 $126 $140 $167 $147 $133
  ----------------------------------------------------------
    S&P 500 Composite Index    $100 $120 $169 $184 $236 $267
  ----------------------------------------------------------
    Comparison Company Index   $100 $124 $144 $152 $160 $182

  * Assumes a $100 investment on September 30, 1995, and reinvestment of dividends.

  The Comparison Company Index used in the graph is the Merrill Lynch Group I and II Index (formerly known as the Merrill Lynch Small, Mid and Large Cap Index) for natural gas local distribution companies, which index Merrill Lynch utilizes to represent natural gas distribution companies in its weekly research reports. The following companies were included in the Comparison Company Index used in the graph: AGL Resources Inc., Cascade Natural Gas Corporation, Eastern Enterprises, Laclede Gas Company, MCN Energy Group Inc., New Jersey Resources Corporation, NICOR Inc., Northwest Natural Gas Company, NUI Corporation, ONEOK, Inc., Peoples Energy Corporation, Piedmont Natural Gas Company, Inc., SEMCO Energy, Inc., South Jersey Industries, Inc., Southern Union Company, Southwest Gas Corporation, UGI Corporation, and Washington Gas Light Company.

  Audit Committee Report

  Our Committee has reviewed and discussed the audited financial statements of the Company for the year ended September 30, 2000 (the "Audited Financial Statements"). In addition, we have discussed with Ernst & Young LLP, the independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61.

  The Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

  Based on the foregoing review and discussions and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended September 30, 2000 on Form 10-K.

                                          AUDIT COMMITTEE

                                          Dan Busbee, Chairman
                                          Travis W. Bain II
                                          Richard M. Cardin
                                          Vincent J. Lewis
                                          Dr. Thomas C. Meredith

                                   AUDITORS

  Upon the recommendation of the Audit Committee, the Board of Directors selected Ernst & Young LLP to continue as the Company's auditors for the fiscal year ending September 30, 2001. The firm of Ernst & Young LLP and its predecessors have been the independent auditors of the Company since the Company's incorporation in 1983. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

Other Business

  The Company does not know of any other business that may come before the Annual Meeting. However, if any other matters are properly brought before the meeting by the management or any shareholder, it is the intention of each person named in the accompanying proxy to vote such proxy in accordance with his judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the meeting.

Shareholder Proposals

  In the event a shareholder intends to present a proposal at the Annual Meeting of Shareholders on February 14, 2001, he or she must be a shareholder of record on the Record Date, December 18, 2000, who shall continue to be entitled to vote at the Annual Meeting and who mails a notice of such proposal so that it is received at the principal executive offices of the Company by January 7, 2001. In the event a shareholder intends to present a proposal at the Year 2002 Annual Meeting of Shareholders, in order for such proposal to be included in the Company's Proxy Statement relating to such meeting, it must be received at the principal executive offices of the Company no later than August 31, 2001.

                                          By Order of the Board of Directors,

                                          SHIRLEY A. HINES
                                          Corporate Secretary

Dallas, Texas
December 28, 2000

                                  APPENDIX A

                        Charter of the Audit Committee
                         of the Board of Directors of
                           Atmos Energy Corporation
                            (Adopted: May 10, 2000)

Purpose:

  The Audit Committee will serve as the focal point for communication among the Board of Directors, the Company's independent auditors, the Company's internal auditors, and management regarding the financial reporting standards, practices and controls of the Company. It is the function of the Audit Committee to satisfy itself and the Board of Directors of the integrity of the Company's financial information, the adequacy of public disclosure with respect thereto, that proper financial reporting is undertaken, that satisfactory internal controls are maintained and of the appropriateness of the audit process. In addition to carrying out its specific duties as set out herein, the Audit Committee may be requested by the Board of Directors to investigate any activity of the Company.

Powers and Duties:

A. The Audit Committee shall have the powers to perform the following duties, as well as performing any additional duties as may be directed by the Board of Directors from time to time:

  . To provide an open avenue of communications between management, the independent and internal auditors, and the Board of Directors.

  . To recommend to the Board of Directors the selection of the independent auditors of the Company, which firm is ultimately accountable to the Board of Directors and Audit Committee of the Company.

  . To approve the fees associated with recurring attestation engagements.

  . To review at least annually the scope and general extent of the audit approach utilized by the independent auditors.

  . To meet at least annually with the independent auditors, the Company's financial officers, and the Company's internal auditors to receive the auditors' comments on their findings after the conclusion of the audit and to hear management's responses to the report of the auditors, to review the auditors' comments on the Company's financial statements, including the judgment of the auditors about the quality of the application of accounting principles, the reasonableness of significant judgments and the clarity of disclosures by the Company in its financial statements, and to receive such other information relating to such matters and the Company's operations as the Audit Committee deems appropriate.

  . To receive from the independent auditors, at least annually, a formal written statement delineating all relationships between the auditors and the Company and to investigate any disclosed relationships or services that could possibly impact the objectivity and independence of the independent auditors, including, if necessary, recommending to the Board of Directors that it take appropriate action to satisfy itself of the independence of the independent auditors.

  . To review, or designate the Chairman of the Audit Committee to review, interim financial statements with management and the independent auditors prior to the filing of the Company's quarterly report on Form 10-Q and discuss the results of the quarterly review by the independent auditors and any other matters required to be communicated by the auditors under generally accepted auditing standards.

  . To review at least annually the operation of the Internal Audit
    Department.

  . To review the scope of the joint independent/internal audit program
    (including adequacy of internal accounting controls) with both independent and internal auditors at least annually.

  . To review, with the advice of the independent auditors, the impact of recent and prospective opinions of the Financial Accounting Standards Board and SEC on the Company's financial statements.

  . To report to the Board of Directors and to make such recommendations with respect to the reports of the independent auditors and management as the Audit Committee deems necessary or appropriate.

  . To oversee investigations into the improper use of the assets of the Company.

B. The power and authority of the Audit Committee is subject to the provisions of the Texas Business Corporation Act, the Virginia Stock Corporation Act, and the Company's Articles of Incorporation and Bylaws.

Membership:

A. The Audit Committee shall be comprised of three to six members of the Board of Directors, who are independent of the management of the Company, as appointed by the full Board by resolution. The Audit Committee and its Chairman shall be appointed annually by the Board.

B. Vacancies in the membership of the Audit Committee shall be filled by the Board of Directors.

Meetings:

A. The Audit Committee shall meet as required, upon the call of the Chairman of the Audit Committee. A majority of the Audit Committee members shall constitute a quorum for the transaction of business.

B. The Audit Committee shall keep regular minutes of its meetings and shall report its actions to the full Board at the next Board meeting. The Secretary of the Board of Directors will serve as Secretary for the Audit Committee.

                                                                    3100-PS-2001

                        COMPANY HIGHLIGHTS DURING 2000


 . The Company entered into two agreements that will significantly increase the size of the Company's utility operations: the purchase of the Missouri natural gas distribution properties of Associated Natural Gas, which upon closing in May 2000 added about 48,000 customers and an agreement in April 2000 to purchase the assets of the Louisiana Gas Service Company division of Citizens Communications Company, which will add about 276,000 customers when closed in fiscal 2001.

 . The Company took steps to increase the size and scope of its non-utility operations: in August 2000, the Company entered into an agreement to acquire the remaining 55% equity interest in Woodward Marketing, LLC, a natural gas services company. Also in August 2000, the Company merged its propane operations with those of three other gas utilities to create US Propane, which then merged into Heritage Propane Partners, L.P., the fifth largest retail propane marketer in the nation, of which the Company indirectly owns a 6.5% equity interest.

 . The Company saw success in its rate and regulatory strategy through the approval of aggregate annual increases in sales of over $12 million as well as the mitigation of the adverse impact of warmer than normal weather on its financial performance as a result of the purchase of weather hedges in Texas and Louisiana and the approval of weather-normalized rates in several jurisdictions.

--------------------------------------------------------------------------------

                                     PROXY

                           ATMOS ENERGY CORPORATION

            Proxy Solicited on Behalf of the Board of Directors of
               the Company for Annual Meeting, February 14, 2001

  The undersigned hereby constitutes and appoints Robert W. Best, Dan Busbee, Charles K. Vaughan and each of them, his or her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of ATMOS ENERGY CORPORATION, to be held at the Lafayette Hilton & Towers, 1521 Pinhook Road, Lafayette, Louisiana 70503, on Wednesday, February 14, 2001, at 11:00 a.m. Central Standard Time, and at any postponements or adjournment thereof, on all matters coming before said meeting.

  You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

-------------------                                          -------------------
   SEE REVERSE                                                  SEE REVERSE
       SIDE                                                         SIDE
-------------------                                          -------------------

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[ATMOS LETTERHEAD]                                      YOUR VOTE IS IMPORTANT.


        Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. If you wish to change your address, please mark the box below, vote and return your proxy by mail.











                                 [DETACH HERE]


[ X ]   Please mark
        votes as in
        this example.

        The Board of Directors recommends a vote FOR the election of all nominees for director.

  1.  Nominees for Director:

      Class III:  (01) Robert W. Best,        (02) Thomas J. Garland,
                  (03) Phillip E. Nichol, and (04) Charles K. Vaughan

            FOR                             WITHHELD
            ALL    [  ]               [  ]  FROM ALL
         NOMINEES                           NOMINEES
 For except vote withheld from the following nominee(s)

[  ]
     ------------------------------------------------

                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]


            Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.


Signature                  Date          Signature                Date
         -----------------     ---------          ---------------     ---------